Exhibit 99.1

SENECA GAMING CORPORATION HIGHLIGHTS

ECONOMIC IMPACT ON LOCAL ECONOMY

Local vendors received more than $60 million in 2005

April 12, 2006 — NIAGARA FALLS, NEW YORK — Seneca Gaming Corporation continued to provide benefits to the local economy, according to figures released this morning.

Seneca Niagara Casino & Hotel and Seneca Allegany Casino provided more than 3,000 jobs in Western New York during 2005, ranking Seneca Gaming Corporation one of the region’s largest employers.

Casino employees earned more than $85.6 million in annual payroll for the year, while contributing more than $12 million in Federal and State income tax payments.

In addition to the direct employment and payroll figures, Seneca Gaming Corporation supported numerous jobs in the local economy through its business relationships with Western New York vendors.

Local vendors received more than $60 million worth of business from Seneca Gaming Corporation in 2005 alone.

“Seneca Gaming Corporation continues to grow as one of the leading employers and economic engines in the Western New York economy,” Barry E. Snyder, Sr., President of the Seneca Nation of Indians and Chairman of the Seneca Gaming Corporation, said. “Our employees live in every area of the region and feed money back into the local economy.”

“Moreover, we have been a proud business partner with more than 600 local businesses who contribute to the local economy and employ hard-working men and women from throughout Western New York.”

Seneca Gaming Corporation has continued to add employees at Seneca Niagara Casino & Hotel, which celebrated a partial opening in December 2005. In addition, a $140 million resort hotel project at Seneca Allegany Casino is expected to create an additional 450 new jobs at that facility this year.

Looking ahead, Seneca Gaming Corporation plans to create 1,000 new jobs at Seneca Buffalo Creek Casino, to be built on the Seneca Nation’s Buffalo Creek Territory in the Inner Harbor area of downtown Buffalo.

“Just as we have led the charge in job creation in Niagara Falls and Salamanca, we hope to be a part of Buffalo’s economic revitalization, as well,” Snyder added. “New jobs and new business can be an important step in turning the City’s financial picture in the right direction. The City of Buffalo has the opportunity to realize 1,000 new jobs and provide local companies the chance to grow through the many business opportunities we provide.”

The forward looking statements safe harbor provision set forth on the last page of this Exhibit 99.1 is incorporated in this release by reference.

SENECA BUFFALO CREEK CASINO AIMS TO KEEP

MILLIONS OF LOCAL DOLLARS IN BUFFALO

Will be marketed jointly with Niagara Falls, Allegany casinos

April 13, 2006 — NIAGARA FALLS, NEW YORK — Each year, Western New Yorkers take an estimated $50 million - $70 million of their entertainment dollars across the Peace Bridge to the slot operation in Fort Erie, Ontario.

Seneca Gaming Corporation plans to reverse that exodus with its proposed Seneca Buffalo Creek Casino, to be built on the Seneca Nation’s Buffalo Creek Territory in the Inner Harbor area of the City of Buffalo.

“Right now, those tens of millions of dollars are leaving Western New York and supporting economic development and communities across the border,” Barry E. Snyder, Sr., President of the Seneca Nation of Indians and Chairman of Seneca Gaming Corporation, said. “Seneca Buffalo Creek Casino will give Buffalo a vehicle with which to keep those dollars in the area so that they can support local jobs and add to the revenue share which the City will receive.”

The $125 million Seneca Buffalo Creek Casino project is expected to create 1,000 new jobs in the City of Buffalo, as well as hundreds of union construction jobs.

Snyder also stated that the Buffalo casino will give Seneca Gaming Corporation a third facility with which to keep tourists in Western New York for longer periods of time.

“Casino patrons like to travel around, so we want to give visitors from outside the area, as well as our local patrons, three distinct options in terms of what we have to offer,” said Snyder. “We will market Seneca Buffalo Creek Casino jointly with Seneca Niagara Casino & Hotel and Seneca Allegany Casino to areas throughout New York, Pennsylvania, Ohio, and the Northeast. With the impending smoking ban coming to casinos in Canada in June, we will be well positioned to capture a portion of that market as well.”

Seneca Niagara Casino & Hotel attracts more than 6 million visitors each year, while more than 3.3 million people visited Seneca Allegany Casino in 2005, the first full calendar year which the facility was open.

“Our focus has consistently been on building a singular Seneca brand, with three distinct properties that are attractive for all of our patrons,” Snyder added.

Since opening Seneca Niagara Casino on December 31, 2002, Seneca Gaming Corporation has created approximately 4,000 jobs in the Western New York economy, making it one of the largest private sector employers in the region.

The company also conducts business with hundreds of local businesses each year, spending more than $60 million with local vendors and suppliers last year, thereby supporting thousands of additional jobs in the local economy.

The forward looking statements safe harbor provision set forth on the last page of this Exhibit 99.1 is incorporated in this release by reference.

ORGANIZED LABOR SHOWS SUPPORT FOR CASINO PROJECTS

“Seneca Nation has what it takes to get the job done”

April 19, 2006 — NIAGARA FALLS, NEW YORK — Officials from organized labor joined Seneca Nation of Indians President Barry E. Snyder, Sr. at an afternoon press conference to voice their support for the Seneca Gaming Corporation’s casino projects and to call for the Seneca Buffalo Creek Casino project to move forward.

Seneca Niagara Casino & Hotel stood in the background as evidence of the Nation’s track record of development in Western New York.

“Four years ago, this was the site of an aging, under-utilized and under-maintained convention center,” Snyder said. “In the span of one hundred days, you — the hard-working men and women of Western New York — helped us transform the convention center into a world-class casino that attracts more than six million people to downtown Niagara Falls every year.”

Seneca Niagara Casino opened on December 31, 2002, while its 26-story luxury hotel tower, now the tallest building in Niagara Falls, New York, was completed and opened less than two years after ground was broken.

 “We are very proud to have built a piece of Western New York’s future,” Clyde Johnston, Business Manager, International Union of Operating Engineers, Local 463, said. “This project is proof of what our region can accomplish.”

Since opening Seneca Niagara Casino in 2002, Seneca Gaming Corporation has become one of the largest, fastest growing and most successful companies in the region.

Approximately 4,000 people currently work at Seneca Niagara Casino & Hotel and Seneca Allegany Casino, while thousands of additional jobs in the local economy are supported by the more than $60 million in business Seneca Gaming Corporation conducts with area vendors and suppliers.

A number of casino employees were on-hand at the press conference as well.

“Our employees represent what we want to bring to the area,” Snyder said. “They are your neighbors, they live in every corner of Western New York, they pay property taxes and they send their children to local schools.”

The proposed Seneca Buffalo Creek Casino would add 1,000 new jobs and deliver approximately $100 million in revenue to the local economy over the next 15 years through the Seneca Nation’s slot machine revenue share agreement with New York State.

The project will also bring $125 million in initial investment from Seneca Gaming Corporation to the Inner Harbor area of Buffalo, where officials believe Seneca Buffalo Creek Casino will be well-positioned to work with projects like nearby HSBC Arena and the proposed Bass Pro store to revive that section of downtown.

“Development means jobs and the Seneca Nation has proven in just the past few years that they have what it takes to get the job done,” Paul Brown, President of the Buffalo Building & Construction Trades Council, said.

To date, Seneca Gaming Corporation has invested more than $500 million in economic development projects in Western New York, including the $450 million Seneca Niagara Casino & Hotel complex, and $118 million at Seneca Allegany Casino in Salamanca. Construction crews are in the midst of building a $140 million resort hotel project at that facility, which is targeted to open in October.

“We want our colleagues in the private and public sectors to step forward and make investments that will complement what we have done and what we plan to do,” Snyder said. “We want to create more jobs, more investment and more economic opportunity.”

The forward looking statements safe harbor provision set forth on the last page of this Exhibit 99.1 is incorporated in this release by reference.

INFRASTRUCTURE IS NEEDED FOR DEVELOPMENT

By

Barry E. Snyder, Sr.

Buffalo’s Inner Harbor is poised to see a level of economic development unlike any other in its recent history.

Seneca Buffalo Creek Casino, the redevelopment of the Perry housing development and the proposed Bass Pro store are all projects which are designated to take shape in an area of the City which has gone largely ignored for decades. Each project will be a step in the right direction to bring excitement and vitality to the Inner Harbor.

What these projects also have in common is the need for an adequate infrastructure system to support their operations.

In order to realize the maximum benefits from these projects, the current infrastructure system needs to be updated.

The Seneca Nation of Indians and Seneca Erie Gaming Corporation are ready to invest $125 million to create Seneca Buffalo Creek Casino, including $4 million to $5 million in infrastructure improvements on our 9-acre territory itself. We are also willing to commit $1 million to $1.5 million to assist the City in improving its system, which simply cannot support the development projects targeted for the Inner Harbor. The influx of new jobs and visitors, additional economic development activity and affordable housing will place too great a strain on the system.

Our traffic consultants and engineers have created a very specific infrastructure improvement plan which they reviewed with the City’s Public Works department last fall, and which meets the objectives for providing an adequate system for supporting development and improving service for the people who live in the surrounding community.

While the projected cost of these improvements has been widely reported at more than $6 million, the actual cost to the City will be far less.

The first phase of improvements to City-owned lands, which are the most critical, carries a price tag of $3.2 million - $3.9 million.

For our part, Seneca Erie Gaming Corporation has stepped forward and offered to pay for all of the design work associated with the various improvements, as well as the work associated with Fulton Street should it officially become part of our 9-acre casino site. In short, we will shoulder more than $1 million of the costs.

The city is then left with a price tag in the mid-$2 million range for improving its own system on its own land. The City stands to realize great benefits in return for making these critical infrastructure improvements.

Not only will the casino project alone create 1,000 new jobs, but the City will also receive revenue share payments totaling approximately $100 million over the next 15 years.

The second phase of improvements are not critical to moving our project forward, but we believe are necessary for future development and housing. We are willing to assist the City with $300,000 of the overall $2.3 million - $2.7 million cost.

The Seneca Nation of Indians wants to be a part of the economic development puzzle in Buffalo and a good corporate partner with the City to help spur further economic development and job creation in and around the Inner Harbor area.

Our track record for positive development speaks for itself. Although nobody believed we could do it, we have invested more than $500 million and created 4,000 new jobs in Western New York in just the past three years. We want to continue our success in Buffalo and to be a part of the City’s renaissance.

The forward looking statements safe harbor provision set forth on the last page of this Exhibit 99.1 is incorporated in this article by reference.

Barry E. Snyder, Sr. is President of the Seneca Nation of Indians

This forward looking statements safe harbor provision is incorporated in and made a part of each of the preceding three releases and article.

Forward Looking Statements Safe Harbor

The above press release and article, as applicable, contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in the above press release or article, including but not limited to our ability (a) to proceed with and complete our Seneca Buffalo Creek Casino (including the related ability to create any specified number of new jobs, to generate any specified amount of revenue for the City of Buffalo and to establish a draw to the downtown entertainment district) which will depend, in significant part, upon obtaining the requisite approvals and permits from the City of Buffalo related to infrastructure and improvements, and upon the actual completion of the infrastructure and the improvements; (b) to generate $100 million for the City of Buffalo, which will depend on the size of the project, our ability to draw patrons to the Seneca Buffalo Creek Casino, and the amount of the State of New York’s contribution of the revenue share to the City of Buffalo; (c) to establish a draw for the downtown Buffalo entertainment district and revive the Buffalo inner harbor area; (d) to fund our investment for the Seneca Buffalo Creek Casino; (e) to complete the resort hotel project at Seneca Allegany Casino, including our ability to do so for a specified amount and by a specified time, and to create any specified number of jobs at that casino; and (f) to garner for the Seneca Buffalo Creek Casino any specified amount of entertainment dollars spent across the border in Canada, keep tourists in Western New York for longer periods of time, or to capture more of the Canadian market. Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.